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                                 Exhibit 99.1


FOR IMMEDIATE RELEASE                         More Information:
                                              Stephanie Styles, Slaughter Hanson
                                              (205) 458-9359



       COLLINS & AIKMAN FLOORCOVERINGS ACQUIRES CANADA'S CROSSLEY CARPETS


DALTON, Ga. (August 3, 1999) - Collins & Aikman Floorcoverings, Inc. today announced its acquisition of Nova Scotia-based Crossley Carpet Mills to continue the company's international growth strategy and to enable it to better serve the Canadian market.

According to Mac Bridger, Chief Executive Officer of Collins & Aikman Floorcoverings, "The acquisition of Crossley, Canada's leading carpet producer, is an excellent fit for us in terms of technology, products and markets served." He went on to say that "One of the great values in this acquisition is the strength of the management team, which, over the last few years, has successfully launched the company's products in the US market. We intend to build on that strength."

"This is an exciting day for Crossley," said Les Single, Chairman and Chief Executive Officer of Crossley. "Technology and style are combining like never before and being part of the Collins & Aikman family as we face the competitive global marketplace will certainly expand the opportunities for Crossley's mill in Nova Scotia."

"We are extremely excited about adding Canada's premium carpet brand to the Collins & Aikman Floorcoverings family," said Bridger. "Crossley's woven capability will add another important product category to the company's portfolio. We will now be able to offer our customers a full range of complementary products...from six-foot roll and modular tile to broadloom to wovens." He added, "This is an extremely important move for us, which comes on the heels of our recent merger with Monterey Carpets, Inc. These are two powerful brands in their respective markets, and together with Collins & Aikman, will provide the customer substantial depth and breadth of products."

In Canada, Crossley has been producing a quality product for more than 36 years, though the company traces its roots back almost 200 years in England. Crossley will operate as a wholly-owned subsidiary of Collins & Aikman Floorcoverings. The company will maintain the manufacturing facilities and employee base in Nova Scotia. A primary focus is to continue to support the outstanding distribution system in Canada and the United States that Crossley has established through independent dealers over the last several years.

Known for its award-winning product design in both the commercial and residential segments, Crossley has been recognized for its innovative styling with honors from NeoCon, IIDEX, ROSCOE, and ARIDO. Likewise, Collins & Aikman has also been recognized for design and technological leadership, having received the DuPont Antron Product Innovation Gold Award in the modular tile category and the prestigious Innovative New Product Award as "Best of the Best" by the National Recycling Coalition.

"New product development is vital to our ability to exceed our customers' expectations. With the addition of Crossley, we can now offer woven and modular technologies to our customers," said Lee Schilling, Senior Vice President at Collins & Aikman. "Also, we're intrigued with the idea of exploring woven designs for modular products."
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Regarding Crossley's diverse product offerings for both the residential and commercial segments, Bridger said, "We see great potential in the North American market and we intend to aggressively pursue those opportunities through the Crossley organization."

"Looking forward, we will continue to seek acquisitions of companies that share our vision and values, and represent a good strategic fit in terms of products and markets," stated Bridger. "Rather than acquiring simply for the sake of growth, we'll ask if it will bring more value to our customers."

The Crossley acquisition is the latest step in the continuing development of Collins & Aikman's international strategy. In July 1998, Collins & Aikman acquired Advance Carpet Tiles, Ltd. (ACT), based in South Wales, United Kingdom. A leading manufacturer of commission vinyl and Bitumen backing systems for European carpet producers, ACT provides a manufacturing and operations base for Collins & Aikman's growing European and Asian business. The following month, Collins & Aikman entered into a joint venture in Singapore. Known as Collins & Aikman Floorcoverings Asia Pte. Ltd., the company serves as a marketing and distributing organization.

ABOUT COLLINS & AIKMAN FLOORCOVERINGS, INC.

An international manufacturer and supplier of high-performance commercial carpeting for the corporate, healthcare, education, government and retail sectors, Collins & Aikman Floorcoverings is renowned for pioneering the development of environmentally responsible products. The Dalton, Ga.-based company produces floorcoverings that last up to three times longer than conventional carpeting and remains the first and only manufacturer to make a 100 percent recycled-content vinyl backing, ER3. Collins & Aikman is a leading producer of modular carpet tile and the number one producer of six foot roll carpet.